FHLBank Topeka Member and Independent Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2012 Member and Independent Director Election. Elections for member directorships were conducted in Colorado and Kansas and an election for the independent directorship was conducted district-wide. Please find the official report of election below. Three directors were elected to FHLBank’s board of directors:

Independent Director Election

•	Neil F.M. McKay, Retired, Former CFO and Treasurer, Capitol Federal Savings

Member Director Election

•	Thomas H. Olson, Jr., CEO, Points West Community Bank, Julesburg, Colorado

•	L. Kent Needham, Chairman, President and CEO, The First Security Bank, Overbrook, Kansas

Mr. McKay became a director of FHLBank in 2007. Mr. McKay, retired, served as the CFO or Controller of a financial institution for 25 years.

Mr. Olson is a new member director from the state of Colorado. Mr. Olson currently serves as CEO of Points West Community Bank, Julesburg, Colorado.

Mr. Needham is a new member director from the state of Kansas. Mr. Needham currently serves as Chairman, President and CEO of The First Security Bank, Overbrook, Kansas.

Questions about director elections should be directed to Patrick C. Doran, Senior Vice President and General Counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2012 Federal Home Loan Bank of Topeka
Member and Independent Director Election Results

Member Director Elections

Colorado
Total Number of Eligible Votes per Candidate – 527,687
Eligible Voting Members – 124
Total Number of Members Voting – 42

Elected – Thomas H. Olson, Jr., CEO, Points West Community Bank, Julesburg, CO
Total Votes Cast for Mr. Olson – 139,915
Expiration of Term – December 31, 2016

John A. Sneed, CEO, FMS Bank, Fort Morgan, CO
Total Votes Cast for Mr. Sneed – 68,244

Kansas
Total Number of Eligible Votes per Candidate – 1,131,453
Eligible Voting Members – 274
Total Number of Members Voting – 132

Elected – L. Kent Needham, Chairman, President and CEO, The First Security Bank, Overbrook, KS
Total Votes Cast for Mr. Needham – 456,737
Expiration of Term – December 31, 2016

James L. Richardson, Chairman and CEO, Farmers National Bank, Stafford, KS
Total Votes Cast for Mr. Richardson – 120,489

Independent Director Elections

Tenth District
Total Number of Eligible Votes per Candidate – 3,286,584
Eligible Voting Members – 832

Elected – Neil F.M. McKay, Retired, Former CFO and Treasurer, Capitol Federal Savings
Total Votes Cast for Mr. McKay – 1,062,605
Total Number of Members Voting for Mr. McKay – 239
Public Interest Director – No
Qualifications — Mr. McKay has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development and risk management practices.
Expiration of Term – December 31, 2016